EXHIBIT 99.1

RW. (Bob) Garnett

May 5, 2013

Bitzio, Inc.
548 Market Street, Suite 18224
San Francisco, California
94104

Re: Resignation as CFO and Director

Dear Sirs:

Effective today, I resign my position as CFO and my seat as a Director of Bitzio.

I have enjoyed my time at Bitzio and I wish you the very best in the future. Thanks again for the opportunity to participate.

Best regards,

/s/ Robert W. Garnett

4555 Britannia Dr., Richmond, BC V7E 6B1
604-880-0364 Fax: 604-277-1156